UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 9, 2014

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On September 9, 2014, a Special Meeting of Shareholders of Valley National Bancorp (the “Company”) was held. A total of 172,897,325 of the Company’s outstanding shares of 200,579,790 as of the record date of July 21, 2014, were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:
Proposal #1 – Approved an amendment to the Restated Certificate of Incorporation of Valley National Bancorp to increase the number of authorized shares of common stock, no par value per share, of Valley National Bancorp by 100,000,000 shares.
The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	153,595,630
Against	16,557,114
Abstained	675,494
Broker Non-Votes	2,069,087

Proposal #2 – Approved a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the amendment to the Restated Certificate of Incorporation of Valley National Bancorp to increase the number of authorized shares of common stock, no par value per share, of Valley National Bancorp by 100,000,000 shares or to vote on other matters properly before such special meeting.
The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	146,510,648
Against	25,633,116
Abstained	753,561
Broker Non-Votes	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2014		VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President & Chief Financial Officer